Exhibit (a)(i)

BNY MELLON ALCENTRA OPPORTUNISTIC GLOBAL CREDIT INCOME FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:           The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:      The name of the statutory trust (the “Trust”) is:

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

THIRD:          The name and business address of the Trust’s resident agent are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland  21202.

FOURTH:      The address of the Trust’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland  21202.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of such trustee’s knowledge and belief, the facts stated herein are true.

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IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 29th day of March, 2021.

TRUSTEE:

/s/ Jeff Prusnofsky
Jeff Prusnofsky

Signature Page – BNY Mellon Alcentra Opportunistic Global Credit Income Fund – Certificate of Trust